EXHIBIT 99.1

NGP Capital Resources Company Announces Declaration of Quarterly Dividend

HOUSTON, Dec. 17, 2009 (GLOBE NEWSWIRE) -- NGP Capital Resources Company (Nasdaq:NGPC) (the "Company") today announced that its Board of Directors has declared a quarterly dividend to stockholders in the amount of $0.17 per common share. The expected dividend payment date is January 7, 2010 to stockholders of record on December 31, 2009. We currently expect that for tax purposes this dividend, along with substantially all of the dividends declared and paid earlier in 2009, will be treated as a return of capital to our stockholders. The tax characteristics of all dividends will be reported to each stockholder on Form 1099 after the end of the year.

In announcing the dividend, John Homier, NGPC's President and CEO said: "This dividend for the fourth quarter of 2009 is a 13% increase from our third quarter dividend of $0.15 per common share and brings the total dividends declared for 2009 to $0.64 per common share. These total dividends are reflective of our operations prior to the anticipated loss on our investment in Nighthawk Transport I, L.P. As a result of that anticipated loss, we expect that for tax purposes substantially all of the dividends declared in 2009 will be treated as a return of capital to our stockholders.

"Looking forward, we continue to be encouraged by signals of a general economic recovery and of improving transaction activity in the energy markets to which we provide financing. While we will not be surprised in the coming year to see volatile commodity prices and relatively slow growth in the energy markets, in the longer term we see the need to replace production and meet the demands of an expanding economy generating solid demand for capital for energy related investments. We feel that NGPC is well positioned to participate in that recovery."

About NGP Capital Resources Company

NGP Capital Resources Company is a closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. The Company's investment portfolio is principally invested in energy related private companies. From time to time, the Company may also invest in public companies. The Company invests primarily in senior secured and mezzanine loans in furtherance of its business plan and in some instances receives equity investments in portfolio companies in connection with such investments. NGP Capital Resources Company is managed by NGP Investment Advisor, LP, an affiliate of NGP Energy Capital Management, L.L.C. NGP Energy Capital Management, L.L.C., based in Irving, Texas, is a leading investment firm with over $9.5 billion of cumulative capital under management since inception, serving all sectors of the energy industry.

This press release may contain forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, which could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, the future operating results of our portfolio companies, changes in regional, national, or international economic conditions and their impact on the industries in which we invest, or changes in the conditions of the industries in which we invest, and other factors enumerated in our filings with the Securities and Exchange Commission (the "SEC").

We may use words such as "anticipates," "believes," "expects," "intends," "will," "should," "may" and similar expressions to identify forward-looking statements. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

Persons considering an investment in NGP Capital Resources Company should consider the investment objectives, risks, and charges and expenses of the Company carefully before investing. Such information and other information about the Company is available in our annual report on Form 10-K, in our quarterly reports on Form 10-Q and in prospectuses we issue from time to time in connection with our offering of securities. Such materials are filed with the SEC and copies are available on the SEC's website, www.sec.gov. Prospective investors should read such materials carefully before investing.

INVESTMENT CONTACT: Please send investment proposals to: NGP Capital Resources Company, John Homier (jhomier@ngpcrc.com), Kelly Plato (kplato@ngpcrc.com), Dan Schockling (dschockling@ngpcrc.com), Hans Hubbard (hhubbard@ngpcrc.com), or Chris Ryals (cryals@ngpcrc.com), 713-752-0062.

INVESTOR RELATIONS CONTACT: Steve Gardner (investor_relations@ngpcrc.com), 713-752-0062.

CONTACT:  NGP Capital Resources Company
          713-752-0062